Exhibit 10.8

                             WASTE SUPPLY AGREEMENT
                             ----------------------

THIS  AGREEMENT  is  made  as  of  the  2  day  of  October,  2000.

BETWEEN:

               EARTH ALLIANCE SYSTEMS INC., a company incorporated pursuant to the laws of Yukon Territory having its principal place of business located at 54 Mill Street West, Milverton, Ontario, N0K 1M0

               (hereinafter referred to as "EAS")

AND:

               HAMILTON BIO CONVERSION INC., a corporation incorporated pursuant to the laws of Ontario and having an office at 2380 Brampton Street, Hamilton Ontario L8E 5V9

               (hereinafter referred to as "NEWCO")

WHEREAS:

A. NEWCO intends to construct and operate a waste processing facility (a "Plant") at or about 2380 Brampton Street, Hamilton, Ontario. The Plant is intended to process raw organic waste (the "Waste") using a patented thermophilic digestion technology (the "Technology") that will either owned or licensed by NEWCO.

B. EAS is in the business of collecting and sorting waste materials that include Waste that can be processed by the Technology.

C. NEWCO requires a stable and regular supply of Waste and EAS requires a means of disposing of such Waste.

D. EAS desires to supply Waste to NEWCO and NEWCO desires to accept Waste for disposal/recycling in exchange for payment.


NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the mutual promises set out below, the parties hereto agree as follows:

1.     CONDITIONS  PRECEDENT
       ---------------------

This  is  Agreement  is  subject  to  the  following  conditions:

1.1 The construction by EAS of a Plant that is in operating order and is prepared to accept Waste.

1.2 Receipt by EAS from NEWCO of a minimum of 30 days notice (the "Notice") in writing, of a date acceptable to EAS (the "In Service Date") on which NEWCO will be ready to accept Waste at the Plant.

2.   PRELIMINARY WASTE SUPPLY

2.1  Blank

3.   TERM

3.1 This Agreement will commence on the In Service Date, or earlier as agreed among the Parties and will continue for twelve (12) years, ending on the last day of the calendar month in which the In Service Date occurs.

4.   SUPPLY OF WASTE

     EAS will supply Waste to NEWCO for the duration of this Agreement and according to the agreed upon terms.

5.   QUALITY OF PRODUCT

5.1 The Parties accept that the process by which organic waste is digested is only effective on waste which meets strict requirements as to its organic nature and as to its moisture, chemical, mineral and metal content. These requirements reflect the similar restrictions that NEWCO must comply with in connection with the ultimate sale of products from the processing of this waste (the "End Products").

5.2 NEWCO will not be obligated in any way to accept waste from EAS unless such waste meets the Quality Criteria specified in Schedule "A" of this Agreement ("the Quality Criteria").

5.3 NEWCO has the right to make reasonable changes to the Quality Criteria from time to time on not less than sixty (60) days written notice to EAS. Any changes necessary to make certain that the End Products are fit for animal consumption or application to soils as a fertilizer product shall be deemed reasonable for the purposes of this Agreement. Any change to the Quality Criteria which are the result of required changes to the content of the End Products shall be deemed to be reasonable for the purpose of this Agreement. Such required changes shall include changes to the requirements imposed by following organizations, laws and regulations or to equivalent organizations' rules or statutes in other jurisdictions, as appropriate:

     5.3.1 The Association of American Feed Control Officials Incorporated;

     5.3.2 The Canadian Feed Act and its Regulations;

     5.3.3 The Canadian Fertilizer Act and its Regulations;

     5.3.4The Environmental Protection Agency of the United States,  Environment
          Canada, equivalent Provincial bodies or other equivalent governmental bodies;

     5.3.5The  Waste   Management  Act,  Waste   Management   Amendment  Act  or
          Environmental Protection Act of British Columbia and its Regulations or equivalent, applicable legislation elsewhere; and

     5.3.6Any other government body or jurisdictional authority dealing with the environment or environmental issues in the country, state or province where the Plant is located;

6.   DELIVERY AND WEIGHT

6.1 EAS will deliver the Waste to the Plant in the City of Richmon, British Columbia. The Waste will be dumped into a receiving area provided and located on the site by NEWCO.

6.2 NEWCO will weigh the Waste over the full deck truck scales located at the Plant. Such scales shall be inspected at regular intervals and have the appropriate government seal affixed certifying that they are legal for trade. Scale weights shall be recorded on a printed scale ticket that shall be delivered to the driver of the delivery vehicle.

6.3 In order to facilitate the continuity of the processing of the waste and the safety of their employees, the Parties may make reasonable rules for the timing of deliveries and the movement of delivery vehicles.

7.   TERMINATION

7.1 Notwithstanding anything herein contained, a Party may terminate this Agreement by notice in writing to the other Party on the occurrence of any one or more of the following events:

     7.1.1If a Party is in breach of a material term of this Agreement and such breach is not cured within thirty days of that Party receiving written notice from the Terminating Party specifying the breach in reasonable detail.

     7.1.2 NEWCO decides to close the Plant;

     7.1.3A  Party  makes  a  voluntary   assignment  for  the  benefit  of  its
          creditors, is declared bankrupt, or otherwise takes advantage of provisions of for relief under the Bankruptcy Act, the Companies Creditors Arrangement Act or similar legislation in any jurisdiction.

     7.1.4A Receiver is appointed for a Party and that Party has not appealed the Order appointing the Receiver within the appeal period or, in the event the Receiver was not appointed by Order, initiated a proceeding to have the receivership terminated;

     7.1.5If any legislation, regulations, policy ruling or decision of a Federal, Provincial, State or Municipal government or of any agency thereof is implemented, repealed or altered in such a way as to significantly prevent either party from lawfully exercising its rights or performing its obligations hereunder.

          For the purpose of this Section, any action of a Party which leads to the payment of a penalty shall not be a considered a material breach Agreement so long as the penalty is paid within the time specified.

8.   TRANSFER OF TITLE AND RISK

8.1 Ownership of the Waste and all risk associated therewith shall pass to NEWCO at the time such Waste is dumped into the receiving area at the processing facility referred to above.

9.   MUTUAL INDEMNITY

9.1 Each of the Parties will indemnify and save harmless the other against and from any and all actions, proceedings, demands, claims, liability, damages, losses and expenses and costs (including lawyer's fees on a solicitor and his own client basis) suffered or incurred by such Party as a result of any breach of this Agreement by the other Party or by reason of any negligent act or neglect of itself, its servants, employees, agents, invitees, or licensees including liability for injury or damage to any person or property.

10.  INSURANCE

10.1 EAS and NEWCO shall each provide and keep in force for themselves, comprehensive general liability insurance in respect of personal injury, death or property damage with generally accepted insurance carriers are customary for risks of this nature and with minimum amounts of FIVE MILLION DOLLARS ($5,000,000.00) per occurrence and each party will provide to the other proof of such insurance and renewal thereof, upon request.

11.  NON-WAIVER

11.1 Any waiver or condoning by one Party of any breach of this Agreement by the other Party shall not operate as a waiver or condoning of any subsequent breach of this Agreement by the other Party.

12.  EXCLUSIVITY

12.1 It is agreed that during the term of this Agreement, EAS will be the exclusive supplier of Waste to NEWCO and that NEWCO will not permit any other person, firm, partnership, syndicate, corporation or entity other than EAS, or parties authorized by EAS in writing and in advance, to supply organic waste to NEWCO. NEWCO shall refer all potential suppliers of organic waste to EAS.

13.  CONFIDENTIALITY

13.1 EAS acknowledges that, by reason of this Agreement, it will become privy to confidential information belonging to NEWCO concerning the thermophilic digestion technology used in processing Waste. EAS will not, without the prior written consent of NEWCO; disclose to any third party, or use for its own benefit, any such confidential information, either during the Term of this Agreement or thereafter.

14.  DISPUTE RESOLUTION

14.1 If the parties are unable to resolve between themselves, any disputes arising out of or relating to the terms of this Agreement, or their interpretation, existence, validity, or related to the termination or breach of this Agreement, the matter may be submitted by either Party to the respective presidents of NEWCO and EAS for resolution by them.

14.2 Provided that no other party is or may become involved in any dispute with either or both of NEWCO and EAS, if the respective presidents of NEWCO and EAS fail to settle the dispute referred to them within thirty (30) days following its submission to them, all such disputes arising out of or in connection with this Agreement, or in respect of any defined legal relationship associated herewith or derived therefrom, may, subject to the written agreement of the respective president, be referred to and finally resolved by arbitration under the rules of the Arbitration and Mediation Institute of Canada or its successor, or if it is no longer in existence then a suitable arbitration centre located in Toronto, Ontario (collectively and individually the "Arbitration Centre"). The appointing authority will be the Arbitration Centre and the dispute will be administered by the Arbitration Centre in accordance with its procedures. The Place of Arbitration will be Toronto, Ontario.

14.3 The award rendered by the Arbitrator(s) will be final and binding and judgement may be entered upon it in accordance with applicable law in any court having jurisdiction.

14.4 If either Parties commences court proceedings concerning a dispute currently being dealt with by an Arbitrator either Party may apply to the Arbitrator or the relevant court, at their discretion, for a stay of the arbitration proceedings then in progress pending the outcome of the litigation.

           IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

EARTH  ALLIANCE  SYSTEMS  INC.

/S/  Perry  Smith
--------------------------------------
Authorized  Signatory

HAMILTON  BIO  CONVERSION  INC.

/S/  Edwin  Kroeker
-------------------------------------
Authorized  Signatory

                                  SCHEDULE "A"
                                  ------------

                          RAW MATERIALS FOR PROCESSING

                         AT THE THERMO MASTER(TM) PLANT

             (End product as Fertilizer Component or Soil Amendment)

The patented Thermo Master(TM) Process employs aerobic thermophilic fermentation to convert organic waste materials to valuable end products. Following is a list of waste materials suitable for processing to fertilizer type end products.

Wastewater  Treatment  Residuals  (Bio-Solids)  Including  Thickened  Sludges:
-----------------------------------------------------------------------------

     -    seepage from collection systems including septic tanks

     -    primarily treatment sludges from municipal sewage treatment facilities

     -    secondary  or  tertiary   treatment   sludges  from  municipal  sewage
          treatment facilities

Miscellaneous  Organic  Processing  Sludges  Including  Residues From Lagoons or
--------------------------------------------------------------------------------
Collection  Pits:
----------------

     -    modern tannery sludges

     - animal manures (although a dedicated on-farm closed loop Thermo Master(TM) Process treatment system is preferred)

Some  source  of  specific  waste  materials:
--------------------------------------------

     -    city, municipal and regional wastewater treatment facilities

     -    septic waste haulers

     -    tanneries

     -    farms and feed lots

Nature  of  waste  materials:
----------------------------

     -    organic sludges and wastes

     -    mixed origin (very broad based)

*A given Thermo Master(TM) Plant will process any one or a combination of these wastes.

Summary.  The  preceding  list describes the NATURE of waste materials which are
-------
processed in the Thermo Master(TM) Plant when the end product is to be used in the fertilizer and soil enrichment industry. IT IS NOT LIMITING AND DOES NOT DESCRIBE ALL RAW MATERIALS SUITABLE FOR CONVERSION TO FERTILIZER PRODUCTS.

Thermo Master(TM) Plants are equipped to receive and process a broad range of materials, including those that contain paper, rags or other such material. In fact, paper and paper based material is organic and is processed without difficulty.

Application of treated waste materials to land in the form of dry or liquid fertilizer products is regulated be designated authorities in the United States, Canada and in other countries around the world. The fertilizer ingredient manufactured in Thermo Master(TM) Plants meets or exceeds the requirements of these regulations.

Many  advantages  are  found  in  Thermo  Master(TM)  fertilizer  ingredients:
-----------------------------------------------------------------------------

     -    Organic fertilizer with high nitrogen content

     - Phosphorus is held in the organic solids fraction and available for plant nutrition

     - Destruction of pathogenic microbes, insect eggs and larvae, parasites and weed seeds which allows extensive use of finished products

     -    Attractive nutrient profile which allows for effective blending

     -    Can be used in liquid or dry pellet forms

     -    Odor free

     -    Good soil dispersion when applied to soils.

                          RAW MATERIALS FOR PROCESSING

                         AT THE THERMO MASTER(TM) PLANT

                     (End Product as Animal Feed Ingredient)

The Thermo Master(TM) Process employs aerobic thermophilic digestion to convert non-hazardous food and food related wastes to end product suitable for registration and use as animal feed and feed ingredients. Following is an extensive list of waste materials. The Thermo Master(TM) Plant can process any one of these raw materials, all of them or any combination of them.

Waste  from  plant  origin:
--------------------------

-     Fruits

     - whole fruits of any description, including all familiar fruits such as apples, oranges, bananas, grapefruit, melons, berries as well as more exotic tropical fruits

     -    fruit peels and trim from all of the above

     - fruit pomace (dejuiced solids) from juice extraction, including apples, grapes, oranges, berries, etc.

     -    fruit juice and/or concentrate including out of date consumer product

     -    fermentation residues from wine production

-    Vegetables

     -    whole  vegetables  of  any  description  including  carrots,   celery,
          lettuce, cabbage, oriental vegetables such as bok choy, mushrooms, potatoes, rutabaga, squash etc.

     -    vegetable peels and trim waste from all of the above

     - vegetable juices and/or concentrates either from out of date consumer product or from food processing operations

     - vegetable purees from processors and/or from out of date consumer product, including tomato puree, tomato ketchup, pumpkin, tomato based sauces such as salsa and spaghetti sauce

     -    vegetable pomace (dejuiced solids) from juice extraction

     -    pickles and relishes

- Edible grains, legumes and pulses, including such things as oats, wheat, rice, barley, corn, canola seed, cotton seed, flax, dry beans, soy beans, lentils, etc:

     -    flours, flakes and dry products made from these sources

     - bran, hulls and fines from milling or processing any of these materials

     -    doughs made from the associated flours

     -    fermentation residues such as distillers or brewers grains

     -    fresh and dry pasta products

     -    cereal waste from breakfast food production

     - edible vegetable oils and fats coming from corn, soy, canola and other such sources

     -    spent frying oils from restaurants and food processing operations

-    Wastes of miscellaneous or mixed origin:

     Bakery wastes

     -    breads, buns, biscuits

     -    cakes, cookies, donuts

     -    pies, sweet goods and pastries

     Manufactured goods (may involve depacking)

     -    Beer, soft drinks, juice drinks, novelties

     - Prepared dinners such as frozen or TV dinners, frozen prepared foods such as pyrogi, tortillas, cabbage rolls, etc

     -    Sauces  and  condiments  of  various   descriptions   including  salad
          dressings dry and moist toppings

     - Fillings and dry mixes such as diet products, pudding cake mixes, soup mixes

     -    Baby formula in wet or dry form

-    Waste from animal origin:

     Meats and products

     - meat trim from consumer product in grocery outlets, restaurants and delis

     -    meat processing wastes from processing plants

     -    poultry trim and processing wastes from poultry processors

     - meat emulsions such as wiener and bologna batters or other sausage and other processed meats

     -    out dated consumer meat products

     Fish and fish products

     -    fish processing waste from fresh and canned fish processors

     -    fish trims from commercial and consumer based sources

     -    trash species from sorting of catch

     -    whole fish, in frozen or fresh form

     -    processed and prepared fish products (including breading, etc)

     Dairy wastes and products

     - fermented milk products including cheese yoghurt, sour cream, cottage cheese etc.

     -    over-date milk products from dairies and retail outlets

     -    milk including flavored milks and creams

     - ice-cream and ice-cream mixes as well as milkshake mixes and other frozen dairy treats like creamsicles, fudgesicles, ice-cream bars and the like

     -    cheese whey resulting from cheese manufacture

-    Sources of specific waste materials:

     -    food service section of insulations

     -    restaurants (all categories)

     -    food wholesale and retail outlets

     -    food processing operations

     -    feed related operations such as feed mills

-     Nature  of  waste  materials:

     -    cull produce and products

     -    trimming and preparation wastes

     -    post-consumer wastes (e.g. restaurants)

     -    depackaged, out of date or specification products

Summary.  The  preceding  list describes the nature of waste materials which are
-------
processed in the Thermo Master(TM) Plant when the end product is used in the animal feed industry. All raw materials of this type are suitable for conversion to feed products.

Raw materials originate from food processing or handling sectors. Food wastes are free from dangerous or toxic substances because of their origin in the human food chain. Discard materials which are destined for destruction because they do not meet product specification require a declaration from the generator that they do not contain hazardous materials which may have accidentally become incorporated in the food product, and that this is not the reason for disposal.

Organic food waste materials destined for processing in a Thermo Master(TM) Plants are equipped to receive raw materials containing non-organic "contaminants". The first stage of receiving in the tipping bay requires visual inspection and separation of non-organics, if needed. Paper can be accepted as it is organic and suitable for processing. Plastic and metals pose no problem within the Thermo Master(TM) Plant receiving area, with the systems and procedures that are in place. Up to 6 tons, or 1% of plastics can be received in a 600 ton per day plant. In practice, this has never been seen. Normally, the presence of non-organic materials such as plastic garbage bags, containers, styrofoam etc is less than 1000lb per day and small debris is removed by mechanical systems designed for this purpose.

                                  SCHEDULE "B"
                                  ------------

              STATEMENT OF MINIMUM SUPPLY RATE AND PENALTY (IF ANY)
              -----------------------------------------------------

Date  Statement  Prepared:

This  Statement  Applies  to  Months  of:

Number  of  Days  in  Those  Months:

Number  of  Down  Days  in  the  Same  Period:

Applicable  Projected  Utilization  Rate:

Minimum  Supply  Rate  is  the  lesser  of:

(i)     70  X  ___                          =

(ii)    80  X  No.  Days                    =

Therefore,

Minimum  Supply  Rate                      =

Amount  of  Waste  Actually  Delivered     =

Shortfall          Y          ton
               ---------

Penalty  to  be  paid     =    Y   X  $     =     $80,000
                            ------     -----
by  EARTH  ALLIANCE  SYSTEMS  INC.

                                  SCHEDULE "C"
                                  ------------

           STATEMENT OF MINIMUM CONSUMPTION RATE AND PENALTY (IF ANY)
           ----------------------------------------------------------

Date  Statement  Prepared:

This  Statement  Applied  to  Months  of:

Number  of  Days  in  Those  Months:

Applicable  Project  Utlilization  Rate:

Minimum  Supply  Rate  in  this  Period:

Minimum Consumption Rate     =     Projected Utilization Rate X Days     =  tons

Amount  of  Waste  Actually  Delivered     =  tons

     Oversupply     tons

Penalty to be paid by NEWCO - actual cost of diverting  Y    ton (Oversupply) to
                                                       ---
landfill  which  exceed  $    A   /  ton
                           -------

If  disposal  costs  (transportation  and  disposal  are  $    B  /ton)
                                                             -----

Penalty  would  be  $1B  -  A  X  Y  tons  =  __________

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